UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2011

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On September 14, 2011, Cheniere Energy Partners, L.P. (the “Partnership”), Cheniere Energy Partners GP, LLC (the “General Partner”) and Cheniere Energy Investments, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as sole underwriter (the “Underwriter”), providing for the offer and sale in a firm commitment underwritten offering of 3,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price of $14.55 per Common Unit, net of underwriting discounts (the “Public Offering”). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriter a 30-day option (the “Option”) to purchase up to an additional 450,000 Common Units to cover over-allotments (the “Option Units”), on the same terms as the Common Units sold in the Public Offering.

On September 14, 2011, the Partnership, the General Partner and Investments entered into a Purchase Agreement (the “Purchase Agreement”) with Cheniere Common Units Holding, LLC, as sole purchaser (the “Purchaser”), providing for the offer and sale of 622,131 Common Units at a price of $15.25 per Common Unit (the “Concurrent Offering”). In addition, the Purchaser agreed to purchase any Option Units not purchased by the Underwriter. The Purchase Agreement provided that the Purchaser's obligation to purchase the Option Units may be exercised by the Partnership at any time on or after the 30th day after the date of the final prospectus relating to the offering and on or before the 45th day after the date of the final prospectus (the “Option Period”), upon three days notice by the Partnership to the Purchaser (the “Notice Period”) setting forth the number of Option Units as to which the Partnership requires the Purchaser to acquire and the settlement date.

The closings of the Public Offering and Concurrent Offering occurred on September 19, 2011. On September 27, 2011, the Underwriter waived its rights under the Underwriting Agreement to purchase any Option Units. In addition, on September 27, 2011, the Partnership and the Purchaser waived the Option Period and the Notice Period and the Partnership provided notice to the Purchaser of the exercise of its option to require the Purchaser to purchase all 450,000 of the Option Units on September 30, 2011, subject to the terms and condition set forth in the Purchase Agreement.

The closing of the sale of the Option Units to the Purchaser occurred on September 30, 2011. The proceeds (net of estimated offering fees and expenses) received by the Partnership from the sale of the Option Units to the Purchaser were approximately $6,860,000, which will be used for general business purposes, including development costs of the Partnership's expansion project to add liquefaction capacity at the Sabine Pass LNG terminal. In addition, the Partnership received approximately $140,000 from the General Partner pursuant to its right to maintain its 2% general partner interest in the Partnership.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.
		By:	CHENIERE ENERGY PARTNERS GP, LLC, its general partner

Date:	September 30, 2011	By:	/s/ MEG A. GENTLE
Meg A. Gentle Senior Vice President and Chief Financial Officer